FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2003

AZZ incorporated

(Exact name of Registrant as specified in its charter)

TEXAS	1-12777	75-0948250
(State or Other Jurisdiction of Incorporation or Organization)	Commission File No.	(I.R.S. Employer Identification Number)

University Center 1, Suite 200

1300 South University Drive

Fort Worth, TX 76107

(Address of principal executive offices,

Including zip code)

Registrant’s Telephone Number, including Area Code: (817) 810-0095

ITEM 5.	OTHER EVENTS

Attached is Exhibit 99.7 Unaudited Financial and Other Statistical Information for the three and six month periods ended August 31, 2003 and Guidance for Fiscal Year 2004, which compiles AZZ incorporated’s unaudited financial and other statistical information for the three and six month periods ended August 31, 2003 and provides forward looking guidance for the current fiscal year ending February 29, 2004. The guidance for the current fiscal year to end February 29, 2004 consists of either a projected range or management’s estimate of most likely results. These projections involve risk and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results will vary from these forecasts.

ITEM 7.	EXHIBITS

The following exhibits are filed as part of this report.

Exhibit 99.7	Unaudited Financial and Other Statistical Information for the three and six month periods ended August 31, 2003 and Guidance for Fiscal Year 2004.

Exhibit 99.8	AZZ incorporated’s Press Release reporting the Company’s unaudited earnings and other selected financial information for the three and six month periods ended August 31, 2003, dated September 25, 2003.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached is Exhibit 99.8, AZZ incorporated’s Press Release reporting the Company’s unaudited earnings and other selected financial information for the three and six month periods ended August 31, 2003, dated September 25, 2003.

FORWARD LOOKING STATEMENTS

Except for the statements of historical fact, this report may contain “forward-looking statements” that involve risks and uncertainties that are detailed from time to time in documents filed by the Company with the SEC. Those risks, uncertainties, and factors include, but are not limited to: change in demand, prices and raw material cost, including zinc which is used in the hot dip galvanizing process; changes in the economic conditions of the various markets the Company serves, foreign and domestic, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement the Company’s growth strategy; and customer demand and response to products and services offered by the Company. The Company can give no assurance that such expectations will prove to be correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated

DATE: 9/25/2003	By:	/s/ Dana Perry
Dana Perry Vice President Finance Chief Financial Officer